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                                                                    EXHIBIT 23.0

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos 333-30843, 333-57217 and 333-88383) pertaining to the 1993 Stock
Plan, the 1997 Employee Stock Purchase Plan and the 1998 Nonstatutory Stock Option Plan of our report dated February 15, 2000, with respect to the consolidated financial statements and schedule of NeoMagic Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 2000.

                                                  /s/ ERNST & YOUNG LLP

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                                                    ERNST & YOUNG LLP

San Jose, California
March 8, 2000

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